Exhibit 99.1

Peraso Announces $10 Million Strategic Investment from Nant Capital to Accelerate Development and Commercialization of Advanced Drone Communications

SAN JOSE, Calif. – October 26, 2026 – Peraso Inc. (NASDAQ: PRSO) (“Peraso” or the “Company”), a leader in mmWave wireless technology, today announced that it has entered into a definitive agreement for a strategic investment of approximately $10 million from Nant Capital, LLC (“Nant”) in a private placement, which is expected to close on or about October 28, 2026, subject to the satisfaction of closing conditions.

The Company believes 60 GHz technology offers a differentiated wireless architecture for applications which require low probability of detection and low probability of jamming. The Company believes 60 GHz mmWave provides these capabilities by operating at a frequency above that of known jamming equipment, coupled with the highly directional nature of the mmWave receiver.

“We believe drone communications represents a significant market opportunity for Peraso and an ideal application for our 60 GHz technology,” said Ron Glibbery, CEO of Peraso. “This strategic investment from Nant provides us with additional financial resources to accelerate our development and commercialization efforts. Just as importantly, we believe the investment represents meaningful validation of both our technology and the opportunity we see developing in next-generation drone communications.”

Peraso intends to use the proceeds from the investment for working capital and general corporate purposes, which may include the development of advanced communications solutions for drone applications, including engineering, product development, customer engagements and commercialization initiatives.

The investment is also expected to strengthen Peraso’s ability to pursue opportunities across the broader drone ecosystem, including communications architectures applicable to unmanned aerial systems and related counter-drone applications.

“We believe Peraso’s expertise in 60 GHz communications and beamforming technology has significant potential in drone communications,” said Dr. Patrick Soon-Shiong, Chairman of Nant. “Our evaluation of Peraso hardware supported our decision to invest.”

Strategic Focus on Drone Communications

The proliferation of unmanned systems is creating increasingly sophisticated communications requirements, particularly as drones become more autonomous and are deployed in increasingly complex environments.

Peraso believes its 60 GHz technology provides a compelling platform for this market because of several inherent attributes of mmWave communications, including high bandwidth, highly directional links and electronically steerable beams.

Peraso’s strategy is to leverage its existing semiconductor technology, intellectual property and mmWave expertise to develop communications solutions specifically tailored to these emerging applications.

“We see this as an opportunity to build upon technology and expertise that already exist within Peraso and expand our presence in a market with substantial long-term potential,” Glibbery added. “This investment gives us greater flexibility to accelerate that strategy while continuing to support our existing businesses.”

Private Placement Details

Pursuant to a securities purchase agreement entered into on October 26, 2026, Peraso has agreed to issue and sell to Nant, in a private placement, 3,271,355 shares of Peraso’s common stock and pre-funded warrants to purchase 16,593,563 shares of common stock, together with accompanying warrants to purchase up to 19,864,918 shares of common stock, at a purchase price of $0.5034 per share and accompanying warrant (or $0.5024 per pre-funded warrant and accompanying warrant), for aggregate gross proceeds of approximately $10 million, before deducting offering expenses. Pre-funded warrants will be issued in lieu of shares to the extent the purchase of shares would otherwise result in Nant (together with its affiliates and any person acting as a group with it) beneficially owning more than 19.99% of Peraso’s outstanding common stock immediately prior to the issuance. The warrants will have an exercise price of $0.3784 per share, equal to the Nasdaq Official Closing Price of Peraso’s common stock on October 23, 2026, will be exercisable immediately upon issuance (for shares of common stock or, at the holder’s election, pre-funded warrants) and will expire two years from the date of issuance. The pre-funded warrants shall have an exercise price of $0.001 per share and will be exercisable immediately upon issuance until exercised in full. The warrants and pre-funded warrants may not be exercised to the extent the holder would beneficially own more than 19.99% of Peraso’s outstanding common stock, which limitation the holder may decrease by written notice, and may subsequently increase by written notice to any percentage up to 19.99% upon 61 days’ notice.

Under the purchase agreement, for so long as Nant and its affiliates beneficially own at least 16.7% of Peraso’s outstanding common stock (including shares issuable upon exercise of the pre-funded warrants), Nant will have the right to designate two individuals for appointment to Peraso’s board of directors, one of whom will be Dr. Patrick Soon-Shiong, and for so long as Nant and its affiliates beneficially own less than 16.7% but at least 5%, Nant will have the right to designate one individual, in each case subject to the terms and conditions of the purchase agreement. Peraso has also agreed to file, within 30 calendar days following the closing, a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock issued in the private placement and the shares of common stock issuable upon exercise of the warrants and pre-funded warrants, and to use its best efforts to cause such registration statement to become effective within the time periods specified in the registration rights agreement.

The transaction is expected to close on or about October 28, 2026, subject to the satisfaction or waiver of closing conditions set forth in the purchase agreement. Additional information regarding the private placement will be included in a Current Report on Form 8-K to be filed by Peraso with the SEC.

The securities described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder, and have not been registered under the Securities Act or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Peraso Inc.

Peraso Inc. (NASDAQ: PRSO) is a pioneer in high-performance 60 GHz wireless technology, offering chipsets, modules, software and IP. Peraso’s technology supports a range of applications, including fixed wireless access, drone, defense and tactical communications, immersive video and factory automation. For additional information, please visit www.perasoinc.com.

About Nant Capital and NantWorks

NantWorks, LLC, founded by Dr. Patrick Soon-Shiong, develops and applies innovative technologies to address global challenges, with a focus on three areas: health and life sciences, energy and renewables, and connectivity and communications. Nant Capital, LLC is an investment organization affiliated with NantWorks.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the expected closing of the private placement, the anticipated gross proceeds and the intended use of the proceeds, the designation and appointment of directors pursuant to the purchase agreement, the filing and effectiveness of a resale registration statement, and the Company’s plans and expectations regarding the development and commercialization of communications technology for drone and counter-drone applications. Words such as “believe,” “expect,” “intend,” “may,” “potential” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to the following: the risk that the private placement is not completed on the anticipated timeline or at all, including as a result of a failure to satisfy the conditions to closing; the Company’s ability to register the resale of the shares and warrant shares within the time periods required by the registration rights agreement and any liquidated damages that may become payable if it does not; the effect of Nant’s significant ownership position and board designation rights on the Company and its other stockholders; anticipated use of mmWave technology in defense, autonomous and UAV applications, including counter-drone applications; the risk that the performance characteristics of the Company’s technology, including with respect to jam-resistance and low probability of intercept/detection, may not be replicated in actual field conditions, third-party testing, or customer deployments; changes in defense spending priorities, government budget constraints, military procurement policy, or geopolitical developments that could reduce or delay demand for the Company’s technologies in military and government applications; the risk that Peraso’s products or technology may be subject to U.S. export control laws and regulations, including EAR or ITAR, and that compliance or non-compliance may limit the addressable market or expose the Company to civil or criminal penalties; competition from alternative wireless and wired connectivity technologies; the Company’s ability to continue as a going concern; the Company’s ability to raise additional capital to fund its operations; the Company’s ability to regain compliance with the continued listing requirements and standards of the Nasdaq Stock Market; risks related to the process of reviewing and exploring potential strategic alternatives, which may be time-consuming, distracting, and disruptive to the Company’s business operations; the timing of customer orders and product shipments, which may be impacted by supply chain disruptions experienced by the Company or its customers; the Company’s ability to convert customer engagements, proof-of-concept evaluations, and technology demonstrations into design wins, purchase orders, and production revenue; the timing and outcome of product deliveries, field trials, and customer acceptance of the Company’s products; risks related to pandemics, wars and terrorist activities that may have an adverse impact on the Company’s business and financial results and result in component shortages and increased lead times that may negatively impact the Company’s ability to ship its products; risks related to tariffs, trade restrictions, inflation, and other government actions that may affect the Company’s supply chain, component costs, or customer demand; customer concentrations and length of billing and collection cycles, which may be impacted in the event of a global recession or economic downturn; lengthy sales cycle; ability to enhance the Company’s existing proprietary technologies and develop new technologies; achieving additional design wins for the Company’s products through the acceptance and adoption of its technology by existing and potential customers and their suppliers; difficulties and delays in the production, testing and marketing of the Company’s products; reliance on manufacturing partners to assist successfully with the fabrication of and production of the Company’s products; impacts of the end-of-life of the Company’s memory products; availability of quantities of the Company’s products supplied by its manufacturing partners at a competitive cost; level of intellectual property protection provided by the Company’s patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which the Company may be or may become a party from time to time; vigor and growth of markets served by the Company’s customers and its operations; and other risks identified in the Company’s public filings with the SEC, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026, and its subsequent Quarterly Reports on Form 10-Q. Peraso does not intend to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations Contact

Shelton Group
Brett L. Perry
P: 214-272-0070
E: sheltonir@sheltongroup.com

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